UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2005 (February 22, 2005)

American Energy Production, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-52812	74-2945581
(State of incorporation)	(Commission File Number)	(IRS Employer ID Number)

6073 Hwy 281 South, Mineral Wells, TX 76067
(Address of principal executive offices)

(210) 410-8158
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Item 8.01 Other Events.

In January 2004, the Company’s Board of Directors determined that it was necessary to raise additional capital to carry out the company’s business plan and the Company filed a Form 1-E pursuant to the Securities Act of 1933 notifying the SEC of the Company’s intent to sell up to $4,000,000 of the Company’s common stock at prices between $0.01 and $0.10 per share, or 40,000,000 and 400,000,000 shares, respectively. On January 29, 2004, the 1-E filing notification with the SEC became effective and the Company is registered as an Investment Company under the Act and as such, is authorized to issue up to $4,000,000 in “free-trading” stock at prices ranging from $0.01 to $0.10 per share.

On February 22, 2005, the Company’s Board of Directors determined that it was in the best interest of the Company to discontinue the offering discussed above and to investigate other financing alternatives. Accordingly, the Company has filed a Form 2-E pursuant to the Securities Act of 1933 notifying the SEC of the Company’s termination of the offering. The Form 2-E filing discloses that the Company received $1,820,000 of proceeds from the offering, net of $30,000 of expenses, through the sale of 171,000,000 shares of the Company’s $0.001 par value common stock. As of the date of this Form 8-K filing, the Company has approximately 249,152,155 shares of common stock outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Energy Production, Inc.

By /s/ Charles Bitters
Charles Bitters
Chief Executive Officer

March 25, 2005
(Date)